Exhibit 10.30

SERVICES AGREEMENT

between

EXMAR NV

as the Service Provider

and

EXCELERATE NV

as the Company

For the provision of certain services

by Exmar NV to EXCELERATE NV

Exhibits:

1.                                   Services Remuneration Schedule

2.                                   Budgets for general and administrative expenses and for costs of advisors

3.                                   Terms of the letter of indemnity forms A, B and C

SERVICES AGREEMENT

This Services Agreement (“the Agreement”) is made effective as of the 1st day of January 2009 by and between:

1.                            EXMAR NV, a limited liability company organised under the laws of Belgium, whose registered office is at De Gerlachekaai 20, 2000 Antwerp, hereinafter referred to as the “Service Provider”;

and

2.                            EXCELERATE NV, a limited liability company organised under the laws of Belgium, whose registered office is De Gerlachekaai 20, 2000 Antwerpen, hereinafter referred to as the “Company”;

WHEREAS:

A.                                   The Service Provider beneficially owns part of the shares in the capital of the Company;

B.                                   The Service Provider is a holding company and offering management, financial and administrative services to related and non-related companies.

C.                                   The Company is desirous of using such services on the terms and conditions provided hereinafter.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

Article 1 -  Appointment

1.1.                  The Company hereby confirms the appointment of the Service Provider, who confirms its acceptance, to provide, on a non-exclusive basis, the services as stated in Article 4 hereof (the “Services”) to the Company upon and subject to the terms and conditions of this Agreement.

Article 2 -  Service Provider’s Obligations

2.1.                  The Service Provider hereby undertakes at all times during its appointment to render any of the Services strictly in accordance with the instructions which the Company may give from time to time, and to use, in rendering such Services, all reasonable efforts to protect and promote the interests of Company.

2.2.                 Notwithstanding paragraph 1, it is hereby agreed that the Service Provider may provide similar services to other companies or render other types of services or assistance to other companies.

2.3.                  Except as reasonably necessary for the proper performance of its obligations hereunder or if so required by law, the Service Provider shall not, during the term of this Agreement or thereafter, use or disclose any documents or information relating to the Company.  The Service Provider shall procure that its directors, employees and advisers will likewise not use or disclose any documents or information relating to the Company.

Article 3 -  Company’s Obligations

3.1.                  The Company shall provide the Service Provider with such information and details as the Service Provider may reasonably require performing the Services.

3.2.                  The Company undertakes:

(a)         to hand over at its earliest convenience to the Service Provider each and all books, registers, documents, agreements and files useful to the Service Provider for the performance of its obligations under this Agreement or as required by law;

(b)         to strictly comply with all legal, regulatory and administrative provisions in force in Belgium and abroad and which are applicable to it.

3.3.                  The Company will not request the Service Provider to carry out any instructions which are against applicable law and/or regulations.

Article 4 -  Services

4.1                                         The Service Provider confirms its agreement as of the Effective Date (as defined in Article 7 hereof) and for the duration of this Agreement to perform and provide, or cause to be performed and provided, to the benefit of the Company, the services set out below. All Services shall at all times be performed strictly in accordance with the instructions and directives given from time to time by the Company. The Service Provider shall discharge its duties properly, faithfully and to the best of its abilities in a manner that is in the best interests of the Company.

4.2                                         If there is no instruction for the Service Provider to act but such action is urgently required in the interest of the Company (i.e., the Company would violate applicable law and/or suffer damages if it fails to act), the Service Provider shall be authorised to act in the absence of instructions and directives of the Company. The Service Provider shall inform the Company immediately after having performed such acts. The Service Provider shall not be held liable for any such acts performed in good faith in the interest of the Company.

(a)         Management services:

•                  Assisting the board of directors of the Company in the daily management of the Company.

•                  The Service Provider shall submit draft proposals relating to (i) the budget for general and administrative expenses of the Company in the following financial year, and (ii) the budget for the costs of advisors to the Company in the following financial year prior to November 15 of each year. The adoption of the budget for general and administrative expenses and the budget for the costs of advisors shall require the approval of the majority of the directors of the Company. The approved budgets of the Company for 2009 and 2010 are attached as Exhibit 2 to this Agreement.

(b)         Financial services:

•                  Management of the Company’s bank accounts i.e., deposit of cash, redrawing of cash, making payments.

•                  Reconciliation of the Company’s bank accounts with the Company’s treasury.

•                  Control of the financial statements.

•                  Circulation of the financial statements of the Company for signature.

•                  Arranging for an audit report, if required and giving all the proper assistance requested by the auditors.

(c)          Accounting services:

•                  Registering and/or issuing incoming and outgoing invoices.

•                  Keeping and preparing the accounts and financial records of the Company.

•                  Follow-up of payments and recovery of sums owed to the Company.

•                  Preparing the (annual) financial statements and any required interim statements of the Company.

•                  Control of the financial statements.

•                  Circulation of the financial statements of the Company for signature.

•                  Arranging for an audit report, if required, and giving all the proper assistance requested by the auditors.

(d)         Legal, tax, corporate and other services:

•                  Assisting the board of directors and the management of the Company in drafting, reviewing and/or negotiating agreements, declarations or other documents involving the Company.

•                  Assisting the board of directors and the management of the Company in pursuing or defending claims by or against the Company.

•                  Reviewing documents and contracts to be signed on behalf of the Company.  This means verifying if:

a.                   the documents are in compliance with applicable laws and regulations (prima facie);

b.                   the documents reflect reality (prima facie);

c.                    the documents are in the Company’s interest.

•                  Assisting the board of directors and the management of the Company in managing the tax affairs of the Company.

•                  Filing the corporate income tax return in co-operation with the tax consultant appointed for this purpose and handling other local tax matters (such as, but not limited to, value added tax, withholding tax, capital tax).

•                  Assisting the board of directors of the Company in convening, preparing and drafting minutes of meetings of the board of directors and shareholders of the Company.

•                  Keeping the Company’s contracts, documents, corporate books and records, including the register of shareholders and the minutes of board of directors’ and shareholders’ meetings.

•                  Complying with corporate and other registration and publication requirements including, but not limited to, the filing of the financial statements.

•                  Complying with reporting requests from local authorities.

•                  Providing the Company with a registered address and office (with telephone, fax, e-mail and access to secretarial support) in Belgium.  The first registered office of the Company is De Gerlachekaai 20, 2000 Antwerpen.

(e) Instruction to Master.

Instructing the master of the LNGRV EXCELERATE (“the Vessel”), owned by the Company, to comply with (i) instructions given from time to time by the Vessel’s charterer Excelerate Energy LP (“the Charterer”) pursuant to the charter party between the Company and the Charterer, and (ii) instructions from Charterer to change destination and/or deliver cargo without surrender of an original bill of lading by the receiver of the cargo but, in the case of instructions referred to in (ii) above, only provided such instructions are accompanied by or made part of a letter of indemnity signed by Charterer (not a bank) in favour of the Company on terms not less favourable to the Company than the terms of the letter of indemnity forms A, B and C ( as appropriate) recommended by the International Group of P and I Clubs for such purpose and a copy of which is attached hereto as Exhibit 3.

4.3       In connection with the proper performance of its obligations hereunder, the Service Provider may engage an auditor, outside legal counsel or other professional advisor to give such advice or provide such services as the Service Provider may reasonably consider necessary or desirable up to a total maximum amount as stated in the budget for costs of advisors to the Company for the relevant year, as approved in accordance with Article 4.1(b) hereof.  The prior written approval of the majority of the directors of the Company will be required for the engagement of an auditor, legal counsel or professional advisor the costs of which will be in excess of the amount of the budget for the relevant year. The costs of such advice or services will be for the account of the Company.

4.4       The Parties agree that anything done (or not done) by the Service Provider at the request of or in agreement with the Charterer shall be deemed to be done (or not done, as the case may be) with the approval of Company.

Article 5 -  Remuneration and Taxes

5.1.                  The Company shall pay to the Service Provider as remuneration for the Services provided under this Agreement, the fee specified in Exhibit 1 (“Services Remuneration Schedule”) hereto. The above fee will be invoiced by the Service Provider to the Company quarterly in advance and the Company shall pay such invoices within 30 days from receipt thereof.  Failing full settlement, interest on the outstanding balance shall be due and payable, at a rate of 7 % per annum, from the due date until the date of actual settlement. Prior to the end of each twelve month period, the parties will discuss and agree on the fee payable to the Service Provider in the next twelve month period. Such fee will, in any event, be adapted annually on the basis of the then applicable index of the consumption prices as published monthly by the Belgian ministry of Economic Affairs.

5.2.                  All payments by the Company to the Service Provider pursuant to paragraph 1 shall be free and clear of and without any deduction or withholding whatsoever, and shall be made in Euro or such other currency as may be agreed by the parties and as so specified in Exhibit 1 (“Services Remuneration Schedule”) hereto, by payment to the credit of such bank account as the Service Provider shall from time to time specify.

5.3.                  The Service Provider shall not be under any obligation to advance moneys for the benefit or on behalf of the Company under this Agreement. If, however, the Service Provider advances any moneys for the benefit or on behalf of the Company, the Company shall promptly reimburse the Service Provider with any moneys so advanced together with interest calculated at the rate of 7 % per annum from the date the moneys were advanced by the Service Provider until the date of reimbursement by the Company to the Service Provider.

5.4.                 In addition to the remuneration set out in paragraph 1 hereof, the Service Provider is entitled to its out-of-pocket expenses incurred in the performance of the Services, subject to the submittal of the relevant invoices, receipts or other written proof of expenses incurred.

5.5                    (a) Service Provider shall be liable for and, to the fullest extent permitted by law, Service Provider shall release, indemnify and hold Company harmless from the reporting, filing and payment of any taxes including but not limited to income, capital tax, value-added or any other tax, duties, charges, licenses or fees (and any related fines, penalties or interest) imposed directly or indirectly on Service Provider or its subcontractors (excluding Company), employees, agents or servants as a result of Service Provider obligations hereunder.

Article 6 -  Exclusion of liability

6.1.                  Neither the Service Provider nor any of its directors or employees shall be liable for any loss or expenses suffered or incurred by the Company as a result of any acts or omissions to act by Service Provider or any of its directors or employees, except in the case of gross negligence or wilful misconduct of the Service Provider, its directors or employees.

6.2.                  Except in case of gross negligence or wilful misconduct of the Service Provider (including its directors and employees), the Company shall indemnify the Service Provider (including its directors and employees) for any liability whatsoever that may occur as a result of the performance by the Service Provider (including its directors and employees) of its obligations under this Agreement.

Article 7 -  Term and termination

7.1.                  This Agreement takes effect as of 1st January 2009 (“the Effective Date”).

7.2.                  Either party may terminate this Agreement by giving the other party notice in writing, at its address as stated below, observing a period of notice of at least three (3) months.

7.3.                  Upon the termination of this Agreement, the Service Provider undertakes to forthwith hand over the corporate files and all books, documents and other information relating to the Company to the members of the board of directors (provided they are not partners or members of the staff of the Service Provider) or to any other person producing evidence of its capacity as new service provider.

7.4.                  Each party shall be entitled to terminate this Agreement with immediate effect by giving notice in writing to the other party, if any of the following events occur:

(a)         the other party defaults under any term or provision of this Agreement, which default, if capable of being remedied, is not remedied to the satisfaction of the party giving notice within fifteen (15) calendar days from the date of notice by such party requesting action to remedy the same; or

(b)         any licence or permit required to enable either party to perform any of its obligations under this Agreement is wholly or partially revoked, withdrawn, terminated or expires and is not renewed; or

(c)          an order is made by any competent court or other appropriate authority, or a resolution is passed by either party for its bankruptcy, dissolution or winding-up or for the appointment of a liquidator, receiver or trustee in respect of such party or all or a substantial part of its assets, save for the purposes re-organisation (not involving or arising out of insolvency) the terms of which have received the prior written approval of the other party; or

(d)         either party stops payment to creditors generally, or is unable or admits inability to pay its debts as they fall due, or enters into any composition or other arrangement with its creditors generally, or is adjudicated or found bankrupt or insolvent; or

(e)          either party ceases to carry on its business or a substantial part of its business or a substantial part of the properties or assets of either party are seized or appropriated;

(f)           a change of control occurs in relation to the other party.

7.5.                  The Service Provider shall be entitled to terminate this Agreement with immediate effect without prior notice, if the Company runs its business in a manner that is contrary to the Service Provider’s corporate and/or commercial interest.

7.6.                  A termination of this Agreement shall:

(a)         not affect the rights of either party hereunder to recover from the other party any amount accrued due and then unpaid, which liability shall remain in full force and effect;

(b)         not operate to discharge, the obligations of the Service Provider under Article 2.3 of this Agreement which shall continue in full force and effect notwithstanding the termination of this Agreement, for a period of two years from the date of termination; and

(c)          not operate to discharge the obligations of the Company under Article 6.2 hereof.

Article 8 -  Force Majeure

8.1.                  Notwithstanding anything to the contrary contained in this Agreement, if either party shall be rendered unable to carry out the whole or any part of its obligations under this Agreement for any reason beyond the control of such party, including, but not limited to, acts of God, acts of governmental authorities, strikes, war, riot and any other causes of such nature, then the performance of the obligations under this Agreement of such party as they are affected by such cause shall be excused during the continuance of any inability so caused, but such inability shall so far as possible be remedied with all reasonable despatch.

8.2.                  Either party suffering any such inability shall promptly notify the other party of the nature of such inability, the action (if any) being taken by such party to remedy such inability and the date (if any) when such party ceases to be under such inability.

Article 9 -  Miscellaneous

9.1.                 Each document, instrument, certificate, statement, notice, request, demand, consent or other communication to be delivered by a party to the other party under this Agreement shall be in the English language.

9.2.                  This Agreement is personal to the parties and is not capable of being assigned in whole or in part by either party.

9.3.                  None of the provisions of this Agreement shall be deemed to constitute a partnership or joint venture between the parties for any purpose.

9.4.                  This Agreement may not be amended, supplemented or modified except by a written agreement or instrument signed by or on behalf of each of the parties hereto.

9.5.                  Any provision of this Agreement prohibited by or unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this Agreement and rendered ineffective so far as is possible without modifying the remaining provisions of this Agreement.  Where, however, the provisions of any such applicable law may be waived, they are hereby waived by the parties to the fullest extent permitted by such law to the end that this Agreement shall be a valid and binding agreement enforceable in accordance with its terms.

9.6.                  Any notification resulting from this Agreement shall be addressed as follows:

To the Company:                    EXCELERATE NV

Attn.: Managing Director

Address:                            De Gerlachekaai 20

B - 2000 Antwerpen

Fax:                                                  + 32 3 247 56 99

E-mail:                                   corporate@exmar.be

With email copies to:                                     Rob.Bryngelson@excelerateenergy.com

fdorwart@fdlaw.com

swalton@fdlaw.com

To the Service Provider:                      Exmar NV

Attn.:  Chief Financial Officer

Address:                            De Gerlachekaai 20

B - 2000 Antwerpen

Fax:                                                  + 32 3 247 56 99

E-mail:                                   financial@exmar.be

9.7.                  This Agreement shall be governed by and construed in accordance with the laws of Belgium.

9.8.                  For all claims and disputes arising out or relating to this Agreement, the district court of the corporate seat of the Service Provider shall have exclusive jurisdiction.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly initialed on each page and signed by each party in two originals, and each party acknowledges receipt of one original.

For EXMAR NV

/s/ Patrick de Brabandere		/s/ Karel Stes
By:	Patrick de Brabandere	By:	Karel Stes
Title:	COO Director Bestuurder	Title:	CLO — Company Secretary
Date:	16 March 2011	Date:	16 March 2011

For EXCELERATE NV

/s/ Patrick de Brabandere		/s/ Rob Bryngelson
By:	Patrick de Brabandere	By:	Rob Bryngelson
Title:	Director	Title:	Director
Date:	16 March 2011	Date:	3/29/11

EXHIBIT 1

SERVICES REMUNERATION SCHEDULE 2009 & 2010

Express nv	2009	2010

1. Services	in EUR	in USD
– Management services	0	2,000
– Financial services	2,210	2,700
– Accounting services	8,621	11,500
– Legal, tax, corporate and other services	4,421	5,700
Total/year	15,252	21,900
Total/month	1,271	1,825

(Yearly escalation basis USCPI)

2. Budget for General and Administrative Expenses
Expenses	in EUR	in EUR
EUR/year	5,000	5,000

3. Budget for External Advisors	in EUR	in EUR
KPMG (audit) - EUR/year	5,500	5,500

EXHIBIT 2

BUDGETS FOR 2009[            and 2010            ]

Budget for General and Administrative Expenses

EUR 5,000	per year

Budget for External Advisors

Auditor KPMG (Mr Serge Cosijns): EUR 5,500              per year

EXHIBIT 3

Terms of the letter of indemnity forms A, B and C

INT GROUP A

STANDARD FORM LETTER OF INDEMNITY TO BE GIVEN IN RETURN FOR DELIVERING CARGO WITHOUT PRODUCTION OF THE ORIGINAL BILL OF LADING

To:	[insert name of Owners]	[Insert date]

The Owners of the [Insert name of ship]
[insert address]

Dear Sirs

Ship:  [insert name of ship]

Voyage: [Insert load and discharge ports as stated in the bill of lading]

Cargo:  [insert description of cargo]

Bill of lading:  [insert identification numbers, date and place of issue]

The above cargo was shipped on the above ship by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading] but the bill of lading has not arrived and we, [insert name of party requesting delivery], hereby request you to deliver the said cargo to [insert name of party to whom delivery is to be made] at [insert place where delivery is to be made] without production of the original bill of lading.

In consideration of your complying with our above request, we hereby agree as follows:

1.                                      To indemnify you, your servants and agents and to hold all of you harmless in respect of any liability, loss, damage or expense of whatsoever nature which you may sustain by reason of delivering the cargo In accordance with our request.

2                                         In the event of any proceedings being commenced against you or any of your servants or agents in connection with the delivery of the cargo as aforesaid, to provide you or them on demand with sufficient funds to defend the same.

3.                                      lf, in connection with the delivery of the cargo as aforesaid, the ship, or any other ship or property in the same or associated ownership, management or control, should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use or trading of the vessel (whether by virtue of a caveat being entered on the ship’s registry or otherwise howsoever], to provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such ship or property or to remove such interference and to indemnify you in respect of any liability, loss, damage or expense caused by such arrest or detention or threatened arrest or detention or such interference, whether or not such arrest or detention or threatened arrest or detention or such interference may be justified.

4.                                      If the place at which we have asked you to make delivery is a bulk liquid or gas terminal or facility, or another ship, lighter or barge, then delivery to such terminal, facility, ship, lighter or barge shall be deemed to be delivery to the party to whom we have requested you to make such delivery.

5.                                      As soon as all original bills of lading for the above cargo shall have come into our possession, to deliver the same to you, or otherwise to cause all original bills of lading to be delivered to you, whereupon our liability hereunder shall cease.

6.                                      The liability of each and every person under this indemnity shall be joint and several and shall not be conditional upon your proceeding first against any person, whether or not such person is party to or liable under this indemnity.

7.                                      This Indemnity shall be governed by and construed in accordance with English law and each and every person liable under this indemnity shall at your request submit to the jurisdiction of the High Court of Justice of England.

Yours faithfully
For and on behalf of
[Insert name of Requestor]
The Requestor

Signature

INT GROUP B

STANDARD FORM LETTER OF INDEMNITY TO BE GIVEN IN RETURN FOR DELIVERING CARGO AT A PORT OTHER THAN THAT STATED IN THE BILL OF LADING

To:	[insert name of Owners]	[Insert date]

The Owners of the [Insert name of ship]
[insert address]

Dear Sirs

Ship: [insert name of ship]

Voyage:  [insert load and discharge ports as stated in the bill of lading]

Cargo:  [insert description of cargo]

Bill of lading:  [insert identification number, date and place of issue]

The above cargo was shipped on the above ship by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading] but we, [insert name of party requesting substituted delivery], hereby request you to order the ship to proceed to and deliver the said cargo at [insert name of substitute port or piece of delivery] against production of at least one original bill of lading.

In consideration of your complying with our above request, we hereby agree follows:

1.                                      To indemnify you, your servants and agents and to hold all of you harmless in respect of any liability, loss, damage or expense of whatsoever nature which you may sustain by reason of the ship proceeding and giving delivery of the cargo against production of at least one original bill of lading in accordance with our request.

2.                                      In the event of any proceedings being commenced against you or any of your servants or agents in connection with the ship proceeding and giving delivery of the cargo as aforesaid, to provide you or them on demand with sufficient funds to defend the same.

3.                                      If, in connection with the delivery of the cargo as aforesaid, the ship, or any other ship or property in the same or associated ownership, management or control, should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use or trading of the vessel (whether by virtue of a caveat being entered on the ship’s registry or otherwise howsoever), to provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such ship or property or to remove such interference and to indemnify you in respect of any liability, loss, damage or expense caused by such arrest or detention or threatened arrest or detention or such interference, whether or not such arrest or detention or threatened arrest or detention or such interference may be justified.

4.                                      The liability of each and every person under this indemnity shall be joint and several and shall not be conditional upon your proceeding first against any person, whether or not such person is party to or liable under this Indemnity.

5.                                      This indemnity shall be governed by and construed in accordance with English law and each and every person liable under this indemnity shall at your request submit to the jurisdiction of the High Court of Justice of England.

Yours faithfully
For and on behalf of
[insert name of Requestor]
The Requestor

Signature

INT GROUP C

STANDARD FORM LETTER OF INDEMNITY TO BE GIVEN IN RETURN FOR DELIVERING CARGO AT A PORT OTHER THAN THAT STATED IN THE BILL OF LADING AND WITHOUT PRODUCTION OF THE ORIGINAL BILL OF LADING

To:	[insert name of Owners]	[Insert date]

The Owners of the [Insert name of ship]
[insert address]

Dear Sirs

Ship:  [insert name of ship]

Voyage:  [insert load and discharge ports as slated in the bill of lading]

Cargo:  [insert description of cargo]

Bill of lading:  [insert identification number, date and place of issue]

The above cargo was shipped on the above vessel by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bills of lading are made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bills of lading] but we, [insert name of party requesting substituted delivery], hereby request you to order the vessel to proceed to and deliver the said cargo at [insert name of substitute port or place of delivery] to [insert name of party to whom delivery is to be made] without production of the original bill of lading.

In consideration of your complying with our above request, we hereby agree as follows:

1.                                      To indemnify you, your servants and agents and to hold all of you harmless in respect of any liability, loss, damage or expense of whatsoever nature which you may sustain by reason of the ship proceeding and giving delivery of the cargo in accordance with our request.

2.                                      In the event of any proceedings being commenced against you or any of your servants or agents in connection with the ship proceeding and giving delivery of the cargo as aforesaid, to provide you or them on demand with sufficient funds to defend the same.

3.                                      If, in connection with the delivery of the cargo as aforesaid, the ship, or any other ship or property in the same or associated ownership, management or control, should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use or trading of the vessel (whether by virtue of a caveat being entered on the ship’s registry or otherwise howsoever), to provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such ship or property or to remove such interference and to indemnify you in respect of any liability, loss, damage or expense caused by such arrest or detention or threatened arrest or detention or such interference, whether or not such arrest or detention or threatened arrest or detention or such interference may be justified.

4.                                      If the place at which we have asked you to make delivery is a bulk liquid or gas terminal or facility, or another ship, lighter or barge, then delivery to such terminal, facility, ship, lighter or barge shall be deemed to be delivery to the party to whom we have requested you to make such delivery.

5.                                      As soon as all original bills of lading for the above cargo shall have come into our possession, to deliver the same to you, or otherwise to cause all original bills of lading to be delivered by you.

6.                                      The liability of each and every person under this Indemnity shall be joint and several and shall not be conditional upon your proceeding first against any person, whether or not such person is party to or liable under this Indemnity.

7.                                      This indemnity shall be governed by arid construed in accordance with English law end each and every person liable under this Indemnity shall at your request submit to the jurisdiction of the High Court of Justice of England.

Yours faithfully
For and on behalf of
[insert name of Requestor]
The Requestor

Signature